Exhibit 10.3

FIRST MODIFICATION TO TERM NOTE

This FIRST modification to TERM NOTE (this “Modification”) is entered into as of December 29, 2014, by and between BARRETT BUSINESS SERVICES, INC., a Maryland corporation (“Borrower”), and Wells Fargo Bank, National Association (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Term Note in the maximum principal amount of $5,512,500.00 executed by Borrower and payable to the order of Bank, dated as of November 1, 2012, as modified from time to time (the "Note"), which Note is subject to the terms and conditions of a credit agreement between Borrower and Bank dated as of December 29, 2014, as amended from time to time (the "Credit Agreement").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1. The title of the Note is hereby amended to “Term Note 1,” and the Note shall hereafter be referred to as Term Note 1.

2. The preamble to the Note is hereby amended to delete the address of Bank’s office and to replace it with the following therefor:

“Portland RCBO, 1300 SW Fifth Avenue, MAC P6101-250, Portland, Oregon 97201”

3. The Section of the Note entitled “REPAYMENT AND PREPAYMENT” is hereby amended to delete the first sentence of Subsection (c) therein entitled “Prepayment” and to replace it with the following therefor:

“From and after the date on which all of Borrower’s obligations under that certain Term Note 2 in the original principal amount of $40,000,000.00 dated December 29, 2014 executed by Borrower in favor of Bank have been satisfied in full and Bank obligations to extend credit to Borrower thereunder have been terminated, Borrower may prepay principal on this Note at any time and in the minimum amount of One Hundred Thousand Dollars ($100,000.00); provided however, that if the outstanding principal balance of this Note is less than said amount, the minimum prepayment amount shall be the entire outstanding principal balance hereof.”

4. Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note or the Credit Agreement shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

5. Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default. Borrower further certifies that, notwithstanding the modifications set forth herein, all of the real property securing the Note shall remain subject to the lien, charge or encumbrance of the deed of trust, mortgage or other document pursuant to which such lien, charge or encumbrance is created, and nothing contained herein or done pursuant hereto shall affect or be construed to affect the priority of the lien, charge or encumbrance of any such deed of trust, mortgage or other document over any other liens, charges or encumbrances.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY BANK CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY BANK TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

BARRETT BUSINESS SERVICES, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ James D. Miller	By:	/s/ Julie R. Wilson
Name:	James D. Miller	Name:	Julie R. Wilson
Title:	Vice President-Finance	Title:	Vice President

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